Exhibit 11

                     COMPUTATION OF EARNING PER COMMON SHARE
                                   (unaudited)

                                                            For the three months                    For the nine months
                                                                   ended                                   ended
                                                                  June 30                                 June 30
                                                       ------------------------------------    --------------------------
                                                           1998                1997               1998               1997
                                                           ----                ----               ----               ----
Basic Earnings per share:
Net Income                                              $ 335,728           $   407,119         $  257,552      $ 588,541
Less Cumulative Preferred Stock
   Dividends                                               31,250                    -              43,750             -
                                                         --------                                  -------
Income available to Common
   Stockholders                                           304,478               407,119            213,802        588,541
                                                         --------              --------            -------        -------

   Weighted-average number of
     common shares outstanding                           6,908,152            6,685,049          6,830,341      6,683,269
                                                         ---------            ---------          ---------      ---------
Basic Earnings per share                                $      .04        $         .06           $    .03      $     .09


Diluted Earnings per share:
   Income available to Common Stock-
     holders (from above)                                  304,478              407,119            213,802        588,541
   Add back cumulative preferred
     stock dividends                                        31,250                   -                Note             -
                                                            ------                                    ----
   Income available to Common and
     Common Equivalent Stockholders                        335,728              407,119            213,802        588,541
                                                           -------              -------            -------        -------

   Weighted-average number of common
      shares outstanding                                 6,908,152            6,685,049          6,830,341      6,683,269
    Excess of shares issuable for the
     assumed exercise of options and warrants over
     the number of shares possible of  repurchase
     using the  proceeds  from the  exercise of
     such options and warrants at the average
     market price (treasury stock  method)               2,227,589            1,568,053          2,384,676      1,605,781
   Shares issuable for the assumed
     conversion of convertible preferred
     Stock                                               1,515,151                  -                Note              -
                                                         ---------                                   ----

    Weighted-average number of common
      and common equivalent shares
      outstanding                                       10,650,892            8,253,102          9,215,017      8,289,050
                                                        ----------            ---------          ---------      ---------
Diluted Earnings per share                                 $   .03          $       .05              $ .02      $     .07
--------------------------                                 -------          -----------              -----      ---------

Note: For the nine-month period ended June 30, 1998, the conversion of preferred stock has not been assumed due to an antidilutive impact on the calculation of diluted earnings per share.